UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Planar Systems, Inc.

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PLANAR ANNOUNCES RECEIPT OF LEYARD SHAREHOLDER APPROVAL

Beaverton, Oregon – November 9, 2015 –

Planar Systems, Inc. (Nasdaq: PLNR) (“Planar”), a global leader in display and digital signage technology, announced today that Leyard Optoelectronic Co., Ltd. (SHE:300296) (“Leyard”), a leading worldwide provider of LED display products and ancillary systems, obtained its shareholders’ approval for its proposed acquisition of Planar at the special shareholders meeting held by Leyard on November 9, 2015.

As previously announced on August 12, 2015, Leyard and Planar have entered into a definitive merger agreement, pursuant to which a U.S. affiliate of Leyard will acquire all of the common stock of Planar for a purchase price of $6.58 per share. The approval by Leyard’s stockholders is one of the specified conditions to which closing of the proposed acquisition is subject.

Closing of the acquisition, subject to satisfaction of remaining specified conditions, is expected to occur in the fourth calendar quarter of 2015.

About Planar

Planar Systems, Inc. (Nasdaq: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which include the expected timing for closing and other statements regarding the proposed merger between Planar and Leyard American Corporation, may be identified by the inclusion of words such as “expects,” “plans” and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Planar’s ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Planar’s relationships with its customers, suppliers, operating results and business generally and other risks and uncertainties described under “Item 1A. Risk Factors” in Planar’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2015. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that Planar makes speaks only as of the date of such statement, and Planar undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On October 9, 2015, Planar filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger between Planar and Leyard American Corporation. The definitive proxy statement is being sent or given to Planar’s shareholders of record. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING PLANAR’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of Planar’s filings with the SEC from Planar’s website at http://investor.planar.com or by directing a request to: Planar Systems, Inc., 1195 NW Compton Drive, Beaverton, Oregon 97006, Attn: Investor Relations, 503-748-8911, invest@planar.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Planar may be deemed “participants” in the solicitation of proxies from shareholders of Planar in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Planar in connection with the proposed merger are forth in the definitive proxy statement and the other relevant documents filed or to be filed with the SEC. You can find information about Planar’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 9, 2015.

Planar Contact

Planar Systems, Inc.

Ryan Gray

(503) 748-8911

ryan.gray@planar.com